Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-233431) of our report dated September 28, 2021, appearing in this Annual Report on Form 10-K of Pioneer Bancorp, Inc. relating to the consolidated financial statements for the two years ended June 30, 2021.

/s/ Bonadio & Co., LLP

Syracuse, New York

September 28, 2021